Exhibit 21.1

Subsidiaries of Ticketmaster(1)

Name	Jurisdiction of Organization

Echomusic, LLC	Delaware

EventInventory.com, Inc.	Illinois

FLMG Holdings Corp.	Delaware

IAC Partner Marketing, Inc.	Delaware

Microflex 2001 LLC	Delaware

NetTickets.com, Inc.	Delaware

OpenSeats, Inc.	Illinois

Paciolan, Inc.	Delaware

Premium Inventory, Inc.	Illinois

Show Me Tickets, LLC	Illinois

The V.I.P. Tour Company	Delaware

Ticketmaster Advance Tickets, L.L.C.	Colorado

Ticketmaster California Gift Certificates L.L.C.	California

Ticketmaster China Ventures, L.L.C.	Delaware

Ticketmaster EDCS LLC	Delaware

Ticketmaster Florida Gift Certificates L.L.C.	Florida

Ticketmaster Georgia Gift Certificates L.L.C.	Georgia

Ticketmaster Indiana Holdings Corp.	Indiana

Ticketmaster L.L.C.	Virginia

Ticketmaster Multimedia Holdings LLC	Delaware

Ticketmaster New Ventures Holdings, Inc.	Delaware

Ticketmaster West Virginia Gift Certificates L.L.C.	West Virginia

(1) As of the effective date of IAC/InterActiveCorp’s pending spin-off of the Registrant described in the Registration Statement.

Name	Jurisdiction of Organization

Ticketmaster-Indiana, L.L.C.	Delaware

TicketsNow.com, Inc.	Illinois

TicketWeb Inc.	Delaware

TM Vista Inc.	Virginia

TNOW Entertainment Group, Inc.	Illinois

4075650 Canada Inc.	Canada Fed.

Biletix Bilet Basim Dagitim ve TIC AS	Turkey

Billettsentralen AS	Norway

BILLETnet A/S	Denmark

Billettservice AS	Norway

Echo Europe Limited	England and Wales

Emma Entertainment (Beijing) Co. Ltd.	China

Emma Entertainment Holdings HK Ltd.	Hong Kong

Europa Ticket Holdings C.V.	Netherlands

FC 1031 Limited	United Kingdom

Getmein! Limited	England and Wales

Karienhaus Ticketservice GmbH	Germany

Lippupalyelu Oy	Finland

Reseau Admission Inc.	Canada Fed.

RIGOL GRUPO DE INVERSIONES S.L.	Spain

Show Tickets Australia Pty. Ltd.	Australia

The Ticket Shop (Unlimited)	Ireland

Tick Tack Ticket, S.A.	Spain

Ticket Service Nederland, B.V.	Netherlands

Ticket Shop Holdings (IOM) (Unlimited)	Isle of Man

Name	Jurisdiction of Organization

Ticket Shop One (IOM) Limited	Isle of Man

Ticket Shop Two (IOM) Limited	Isle of Man

Ticketflask Limited	England and Wales

Ticketline (Unlimited)	Ireland

Ticketmaster Australasia Pty. Ltd.	Australia

Ticketmaster Canada Ltd.	Canada Fed.

Ticketmaster Group Holding Company 1 Ltd.	England and Wales

Ticketmaster Group Holding Company 2 Ltd.	England and Wales

Ticketmaster International Events Ltd.	United Kingdom

Ticketmaster New Ventures II AB Holdings	Sweden

Ticketmaster New Ventures, Ltd.	Cayman Islands

Ticketmaster New Ventures Finance HB	Sweden

Ticketmaster NZ Pty. Ltd.	New Zealand

Ticketmaster Systems Ltd.	United Kingdom

Ticketmaster Ticketing Information Technology (Shanghai) Co. Ltd.	China

Ticketmaster UK Limited	United Kingdom

Ticketron Australia Pty. Ltd.	Australia

Ticketshop (NI) Limited	Northern Ireland

Ticketweb UK, Ltd.	United Kingdom

Ticnet AB	Sweden

TM Deutschland GmbH	Germany

TM Number One Limited	United Kingdom

Worldwide Ticket Systems, Inc.	Washington